INDEPENDENT AUDITORS' CONSENT

Oppenheimer Strategic Income & Growth Fund:

We hereby consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-47378 of our report dated October 20, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche
------------------------

Denver, Colorado
January 18, 1996